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                                                                   Exhibit 10.14

                                    SUBLEASE

     This Sublease is made this 10th day of May, 1999 by and between GreenPoint Credit Corp., a Delaware corporation (successor in interest to Bank of America, FSB, d/b/a BankAmerica Housing Services, ("Sublandlord") and Integrated Information Systems Inc., an Arizona corporation, ("Subtenant").

                                   WITNESSETH:

     1. Recitals. This Sublease is made with reference to the following facts:

        1.1 AmberJack, Ltd. ("Master Landlord") and Sublandlord, as tenant, entered into a written lease and lease addendum dated August 26, 1997 ("Master Lease") and ("Lease Addendum") attached hereto and incorporated herein by reference "Exhibit A", covering premises described in the Master Lease.

        1.2 The Master Lease was assigned on September 30, 1998, from Bank of America, FSB to GreenPoint Credit Corp. Such assignment is included in the reference to Master Lease.

        1.3 Subtenant desires to sublet all of the premises described in the Master Lease (the "Premises") from Sublandlord on the terms and conditions contained in this Sublease.

        1.4 Master Landlord consents to this Sublease on the conditions set forth in this Sublease.

     2. Basic Sublease Provisions.

                             Park Square at
        2.1   Building Name: Fountainhead Corporate Park
              Floor: First
              Suite No. 100
              Address: 1560 W. Fountainhead Parkway
                       Tempe, Arizona

        2.2   Rentable Area of Premises 11,605 square feet.

        2.3   Subtenant's Percentage Share 12.28% of Building Operating
Expenses.

        2.4   Commencement Date: May 1, 1999.

        2.5   Expiration Date: September 30, 2002.

        2.6   Basic Monthly Rent: $20,308.75 payable beginning August 1, 1999.


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          2.7  Permitted Use: General Office.

          2.8 Subtenant Improvements: Allowance: None. Subtenant shall be subject to all of the requirements of the Master Lease in accordance with the Building Standard Interior Improvement Specifications attached as Exhibit E of the Master Lease at Tenant's sole cost and expense. However, Subtenant shall not make any Tenant Improvements, which have been designated by the Master Landlord as requiring removal without the written consent of the Sublandlord, which consent shall not be unreasonably withheld.

          2.9 Taxes: Subtenant shall, in addition to and at the same time as the payment of the Base Monthly Rent under this Sublease, pay to Master Landlord the amount of any rental, excise, sales, or transaction privilege tax (but excepting Master Landlord's income tax) now or hereafter imposed by any taxing authority upon Master Landlord or upon Master Landlord's receipt of the Base Monthly Rent and any other amounts payable by Subtenant pursuant to the terms of this Sublease.

          2.13 Base Year for Direct Operating Expenses and Taxes: Subtenant shall pay, in addition to Base Rent and Taxes, any amount due under Paragraph 4 of the Master lease as additional rent herein. 1998 shall be the Base Year for Direct Operating Expenses and Taxes.

          2.14 Subtenant agrees to accept the Premises in an "as is" condition and Subtenant acknowledges that no representations with respect to the condition thereof have been made.

          2.15 Address for payment of rent, taxes and notices:

          Sublandlord:                   Subtenant:

          GreenPoint Credit Corp.        Integrated Information Systems Inc.
          10089 Willow Creek Road        1560 W. Fountainhead Parkway
          San Diego, CA 92131            Suite 200
          Attn: Irene LaPolice           Tempe, AZ
                                         Attn:

          2.16 Security Deposit: One month's rent.

     3. Incorporation By Reference; Assumption. All of the Paragraphs of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except for the following: Paragraph 8, 40 and 43 of Lease Addendum.

          3.1 As between Sublandlord and Subtenant, should any provisions of this Sublease conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease shall govern.

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          3.2  Subtenant shall assume and perform to Sublandlord's satisfaction the tenant's obligations under the Master Lease provisions to the extent that the provisions are applicable to the premises subleased under this sublease.

          3.3 Sublandlord does not assume the obligations of the Master Landlord under the Master Lease.

     4. Tenant's Performance Under Master Lease. At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications it shall send to and receive from Master Landlord.

     5. Covenant Of Quiet Enjoyment: Sublandlord represents that the Master Lease is in full force and effect and that there are no defaults on either Master Landlord or Sublandlord's part under it as of the commencement of the terms of this Sublease. Subject to this Sublease terminating as provided in Paragraphs 1 and 27, Sublandlord represents that if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the premises.

     6.  Master Lease.

          6.1 Subtenant shall not violate any of the provisions of the Master Lease.

          6.2 If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination. Any dispute pursuant to this Paragraph shall be submitted to arbitration in accordance with Paragraph 7 below.

          6.3 If Sublandlord is given the right under the Master Lease to terminate the Master Lease (e.g. in case of destruction, or otherwise), Subtenant shall have the right, in its sole discretion, to determine whether it wishes to have the Master Lease terminated. If Subtenant elects to have the Master Lease terminated, Subtenant shall terminate this Sublease and Sublandlord shall terminate the Master Lease.

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     7.  Dispute Resolution:
          As between Sublandlord and Subtenant, any controversy or claim arising out of or relating to this Sublease or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort will, at the request of any party, be determined by arbitration in accordance with the Federal Arbitration Action (9 U.S.C. Section 1 et. seq.) under the rules of the America Arbitration Association, provided that the arbitrator(s) will be chosen from and the arbitration process will be administered by Judicial Arbitration & Mediation Services, Inc. or if the Judicial Arbitration & Mediation Services, Inc. is not in existence, a similar organization mutually agreed to by Sublandlord and Subtenant. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of a provisional or ancillary remedy does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration. This Section will apply if, and only if, at the time of the proposed submission none of the obligations to Subtenant described in this Agreement are secured by real property collateral. No controversy or claim will be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, any such obligation is secured by real property collateral.

     8. Hazardous Materials. For the purposes of this Sublease, the following terms have the following meanings:

          (a) "HAZARDOUS MATERIALS LAW" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA, (Comprehensive Environmental Response Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

          (b) "HAZARDOUS MATERIALS LAW" means asbestos or any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law.

     At its own expense, Subtenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Subtenant will cause any and all Hazardous materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Subtenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon

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expiration or earlier termination of the term of the Lease, Subtenant will cause all Hazardous Materials placed on, under or about the Premises by Subtenant or at Subtenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Subtenant will not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any Building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises without first notifying Master Landlord and Sublandlord of Subtenant's intention to do so and affording Master Landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Master Landlord's and Sublandlord's interests with respect thereto.

     9. Artwork. Subtenant will not install any artwork of any nature in the Building or in the Premises which cannot be removed without damage or destruction to the artwork. Subtenant may not alter or modify any piece of artwork within the Building or the Premises without Sublandlord's express written consent, which Sublandlord shall not unreasonably delay or withhold.

     10. Indemnity. Subtenant will indemnify, defend (by counsel reasonably acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever arising out of or relating to Subtenant's breach or default under this Sublease, [including, but not limited to Subtenant's breach of Paragraph 8 above] or (to the extent incorporated herein), the Master Lease. Sublandlord will indemnify, defend (by counsel reasonably acceptable to Subtenant), protect and hold Subtenant harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever arising out of or relating to Sublandlord's breach or default under this Sublease, [including, but not limited to Sublandlord's breach of Paragraph 8 above] or (to the extent incorporated herein), the Master Lease.

     11. Attorney's Fees. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorney's fees (including allocated costs of Sublandlord's and Subtenant's in-house attorney) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

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     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD                             SUBTENANT
GreenPoint Credit Corp.                 Integrated Information Systems Inc.

By: /s/    illegible                    By: /s/ David Wirthlin
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Title: Sr. Vice President               Title: CFO
      ---------------------                   ----------------------

By: /s/    illegible                    By: /s/ Scott A. Sommer
   -------------------------               -------------------------

Title: Senior Vice President            Title: V.P., General Counsel
      ----------------------                  ----------------------

Approved: MARATHON MANAGEMENT & DEVELOPMENT LLC MANAGERS FOR AmberJack, Ltd.

By: /s/    illegible
   -------------------------

Title: Pres. 5/10/99
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